EXHIBIT 23(3)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 1996 covering Stratosphere Corporation and subsidiary's consolidated financial statements as of and for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this Registration Statement.


                                             ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 26, 1996